UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2005

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant. Neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01 — Other Events
2005 General Rate Case
     By letter dated December 5, 2005, a copy of which is attached as Exhibit 99.1, the Arizona Corporation Commission (“ACC”) staff has requested that Arizona Public Service Company (“APS”) update financial schedules, testimony and other data contained in APS’ November 4, 2005 rate case filing. The updated information would use the twelve months ended September 30, 2005 as the test period instead of the test year ended December 31, 2004 used in APS’ original filing. APS and the ACC staff have agreed that APS will file the updated information no later than January 31, 2006. The ACC staff has agreed to complete an expedited review of the updated information for consistency with ACC regulations no later than February 28, 2006. Pending satisfactory completion of the ACC staff’s review of the updated information, the ACC staff has deemed the rate filing to be sufficient. For additional information regarding the rate case, see “2005 General Rate Case” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West Capital Corporation/APS Report on Form 10-Q for the fiscal quarter ended September 30, 2005.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit
No.	Registrant	Description

99.1	Pinnacle West Capital Corporation APS	Letter from the Director of the ACC’s Utilities Division to APS, dated December 5, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: December 6, 2005	By:	/s/ Donald E. Brandt
Donald E. Brandt
Executive Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: December 6, 2005	By:	/s/ Donald E. Brandt
Donald E. Brandt
Executive Vice President and Chief Financial Officer

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